UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUN OPPORTUNITY I, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	6770	26-0160081
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1129 East 22nd Street, Brooklyn, NY 11219 718-438-6500
(Address and Telephone Number of Principal Executive Offices)
1129 East 22nd Street, Brooklyn, NY 11219 718-438-6500
(Address of Principal Place of Business or Intended Principal Place of Business)
Martin Chopp 1129 East 22nd Street, Brooklyn, NY 11219 718-438-6500
(Name, Address and Telephone number of Agent for Service)

COPY TO: Jolie Kahn, Esq. 61 Broadway, Suite 2820 New York, NY 10006 (212) 422-4910

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)
Common Stock, par value $.001 per share	23,300,000	$1.00	$23,300,000	$2,493.10
Series A Warrants	1,500,000	$1.00	$1,500,000	$160.50
Series B Warrants	1,500,000	$1.00	$1,500,000	$160.50
Series C Warrants	10,000,000	$.50	$5,000,000	$535.00

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2

Part I. Information Required in Prospectus

Item No.	Required Item	Location or Caption
1.	Front of Registration Statement and Outside Front Cover of Prospectus	Front of Registration Statement and Outside Front Cover of Prospectus

2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus

3.	Summary Information and Risk Factors	Prospectus Summary; Risk Factors

4.	Use of Proceeds	Use of Proceeds

5.	Determination of Offering Price	Proposed Business - Determination of Offering Price

6.	Dilution	Dilution

7.	Selling Security Holders	Not Applicable

8.	Plan of Distribution	Plan of Distribution

9.	Legal Proceedings	Legal Proceedings

10.	Directors, Executive Officers, Promoters	Management

11.	Security Ownership of Certain Beneficial Owners And Management	Principal Stockholders

12.	Description of Securities	Description of Securities

13.	Interest in Named Experts and Counsel	Experts

14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Statement as to Indemnification

15.	Organization Within Last Five Years	Proposed Business, History and Organization

16.	Description of Business	Proposed Business

17.	Management's Discussion and Analysis or Plan of Operation	Proposed Business - Plan of Operation

18.	Description of Property	Proposed Business - Facilities

19.	Certain Relationships and Related Transactions	Certain Transactions

20.	Market for Common Equity and Related Stockholder Matters	Prospectus Summary; Market for The Sun Opportunity I Inc. Common Stock; Risk Factors

21.	Executive Compensation	Management - Remuneration

22.	Financial Statements	Financial Statements

23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

24.	Indemnification of Directors and Officers	Statement as to Indemnification

25.	Other Expenses of Issuance and Distribution	Part II - Expenses of Issuance and Distribution

26.	Recent Sales of Unregistered Securities	Recent Sales of Unregistered Securities

The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ___________, __ 2007
PROSPECTUS

SUN OPPORTUNITY I, INC.

23,300,000 SHARES OF COMMON STOCK, 1,500,000 A Warrants, 1,500,000 B Warrants and 10,000,000 C Warrants

We are offering for sale 300,000 units (each, a “Unit”) at a purchase price of $1.00 per Unit with each Unit consisting of one share of common stock, $.001 par value per share, five “A” Warrants (“A Warrants”), each with an exercise price of $1.00 (“Common Stock”) (each such A Warrant exercisable into one share of Common Stock), and five “B” Warrants (“B Warrants”), each with an exercise price of $2.00 (with each such B Warrant exercisable into one share of Common Stock). The offering price has been arbitrarily determined. The Units shall be sold exclusively in an underwritten offering for a period of one hundred eighty (180) days from the date of this prospectus. We are selling the Units on a "best efforts, no minimum" basis. There is no minimum purchase requirement for this offering. Pond Equities (“Pond”) has agreed to use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is offered for sale. All Units offered for sale are offered at a price of $1.00 per Units. We are also registering 3,000,000 shares of Common Stock, which are issuable upon exercise of an aggregate of the 3,000,000 A Warrants and B Warrants to be issued in connection with the sale of the Units.

This prospectus also relates to an aggregate of up to 23,000,000 shares of our common stock, which may be offered by the selling security holders identified in this prospectus for their own account. Of such shares, 10,000,000 shares have been issued to the selling security holders, and 10,000,000 shares are issuable upon exercise of warrants issuable to the selling security holders upon the exercise of warrants held by them. 3,000,000 shares are issuable upon exercise of warrants issuable to the purchasers of the 300,000 Units offered to the public. This prospectus also relates to 1,500,000 A Warrants, 1,500,000 B Warrants and 10,000,000 “C” Warrants (“C Warrants”), each with an exercise price of $.50 (each such C Warrant exercisable into one share of Common Stock). Our filing of the registration statement of which this prospectus is a part is intended to satisfy our obligations to certain of the selling security holders to register for resale the shares issued and issuable upon the exercise of the warrants held them. The selling security holders may sell common stock from time to time through the market on which the stock is quoted, at the prevailing market price or in negotiated transactions.

Except for the 300,000 Units offered to the public to be sold on a “best efforts, no minimum” basis by Pond , for which Pond will receive a 10% commission of the aggregate sales price of Units sold by Pond in connection herewith (up to $30,000), this offering is not an underwritten offering. The securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of the shares by these selling security holders other than the exercise of warrants.

There are no minimum purchase requirements. The securities offered are not listed on any securities exchange or on the NASDAQ stock market.

Investing in our Securities involve Risks. See "Risk Factors" on Page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

	Price to Public (1)	Underwriting Discounts and Commissions (2) (3)	Proceeds to the Company (4)
Per Share	$1.00	$.10	$.90
Total (300,000 Units)	$300,000	$30,000	$270,000
Per Unit	$1.00	$.10	$.90
Total (23,000,000 Shares and 13,000,000 warrants)	$1.00	$0	$0

Pond Equities

The date of this Prospectus is ____________ __, 2007

1.The Offering Price of the Units has been arbitrarily determined and bears no relationship to the assets, earnings or book value of the Company. No representation is made that the Units have a market value or could be resold at any price.

2.The Units are intended to be sold by Pond Equities, which will receive compensation of 10% of the aggregate purchase price of Units sold by Pond in this offering up to $30,000.

3.Expenses of the offering will be paid by the Company. Such expenses shall include accounting, legal and printing costs. The securities will be sold on a "best efforts" basis, and there is no assurance that the Company will receive any proceeds from this offering.

4.Represents net proceeds to the Company, assuming sale of all of the Units offered hereby. The Company will receive no proceeds from the sale of shares underlying warrants or offered for resale, although it will receive proceeds from exercise of warrants at prices from $.50 share to $2.00 per share.

MANAGEMENT	21

Biography	21

Conflicts of Interest	21

Remuneration	22

Management Involvement	22

STATEMENT AS TO INDEMNIFICATION	22

MARKET FOR OUR COMMON STOCK	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24

PRINCIPAL AND SELLING SHAREHOLDERS	24

PRIOR BLANK CHECK COMPANIES	26

DESCRIPTION OF SECURITIES	26

Common Stock	27

Blank Check Preferred Stock	27

Warrants	27

Future Financing	27

Reports to Stockholders	27

Dividends	27

Transfer Agent	27

Shares Eligible For Future Sale	28

PLAN OF DISTRIBUTION	28

Escrow	30

Penny Stock	30

Method of Subscribing	30

EXPIRATION DATE	31
.
LITIGATION	31

LEGAL OPINIONS	31

EXPERTS	31

WHERE YOU CAN FIND MORE INFORMATION	31

FINANCIAL STATEMENTS	33

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. Because this is a summary it is not intended to contain all the information you should review in connection with your consideration of a purchase of our common stock. You should read this entire Prospectus carefully prior to making an investment decision.

Sun Opportunity I Inc.

Sun Opportunity I Inc. (referred to sometime hereinafter as "Sun, " “us”, “we”, or “our”) was organized under the laws of the State of Nevada on January 12, 2007 as a vehicle to acquire or merge with a target business or company in a business combination. Management believes that Sun 's characteristics as an enterprise with cash, liabilities from start up costs, and flexibility in structuring a merger or acquisition will make us an attractive combination candidate; however, we cannot assure you that we will find a suitable business with which to combine. Martin Chopp who is our sole officer and director has not had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction.

Since Sun 's organization, its activities have been limited its organization and the production of a Registration Statement and Prospectus for its initial public offering. Sun will not engage in any substantive commercial business following the offering, other than pursuit and consummation of initial business combination.

Prior to this offering, there has been no public market for our securities. We intend to offer, sell and distribute publicly a maximum of 300,000 units (each, a “Unit”) at a purchase price of $1.00 per Unit with each Unit consisting of one share of common stock, $.001 par value per share, five “A” Warrants (“A Warrants”), each with an exercise price of $1.00 (“Common Stock”) (each such A Warrant exercisable into one share of Common Stock), and five “B” Warrants (“B Warrants”), each with an exercise price of $2.00 (with each such B Warrant exercisable into one share of Common Stock). The offering price has been arbitrarily determined. The Units shall be sold exclusively in an underwritten offering for a period of one hundred eighty (180) days from the date of this prospectus. We are selling the Units on a "best efforts, no minimum" basis. There is no minimum purchase requirement for this offering. Pond Equities (“Pond”) has agreed to use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is offered for sale. All Units offered for sale are offered at a price of $1.00 per Units. We are also registering 3,000,000 shares of Common Stock, which are issuable upon exercise of an aggregate of the 3,000,000 A Warrants and B Warrants to be issued in connection with the sale of the Units.

This prospectus also relates to an aggregate of up to 23,000,000 shares of our common stock, which may be offered by the selling security holders identified in this prospectus for their own account. Of such shares, 10,000,000 shares have been issued to the selling security holders, and 10,000,000 shares are issuable upon exercise of warrants issuable to the selling security holders upon the exercise of warrants held by them. 3,000,000 shares are issuable upon exercise of warrants issuable to the purchasers of the 300,000 Units offered to the public. This prospectus also relates to 1,500,000 A Warrants, 1,500,000 B Warrants and 10,000,000 “C” Warrants (“C Warrants”), each with an exercise price of $.50 (each such C Warrant exercisable into one share of Common Stock).

We intend to have our shares quoted on the over the counter market, but there is no assurance this goal will be achieved.

The price of our common stock has been arbitrarily determined and does not bear any relationship to our assets, book value, net worth, results of operations, or any other established criteria of value. We maintain our offices at no cost to us at the office of our president located at 1129 East 22nd Street, Brooklyn, NY 11219. Our phone number is 718-438-6500.

We are a blank check company and consequently this offering is being conducted in compliance with Securities and Exchange Commission Rule 419. Securities purchased by investors and the funds received in the offering will be deposited and held in a Rule 419 escrow account until an acquisition meeting specific criteria is completed. We have entered into an escrow agreement with Sloan Securities Corp. of Fort Lee, NJ, which shall act as the escrow agent for this offering. Funds, which shall total $300,000 gross and $270,000 net if all of the Units are sold (with the exception of $30,000 maximum commission to be paid to Pond Equities) must remain in escrow until the following criteria are met: (a) we must execute an agreement for a business combination with a business which has a fair value equal to at least at least 80% of the maximum proceeds of the offering; (b) we must file a post-effective amendment to the Registration Statement with the Securities and Exchange Commission, and it must be granted effective status; (c) a reconfirmation offer must be approved by a sufficient number of investors to confirm their investment; and (d) the proposed acquisition must be consummated.

Shareholders who do not reconfirm their investment will receive a return of their investment. Moreover the proceeds of the offering may not remain in the escrow account more than 18 months after the effective date of the initial registration statement. In the event the terms of the escrow agreement are not satisfied by that date all funds will be returned to investors on a pro rata basis with interest and dividends thereon.

SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. The audited historical financial data for the period from January 12, 2007 (inception) to June 30, 2007 reflects no activity. The summary information in the table should be read in conjunction with the financial statement and notes and other financial information included in this Prospectus.

Period from January 12, 2007 to June 30, 2007
Statement of Income Data
Net Sales	$ 0
Net Loss	$<1188>
Net Loss Per Share	$< 0 00.__>
Weighted Average Shares Outstanding at June 30, 2007	<__6,218,750_____>

		At June 30, 2007
	ACTUAL	PRO-FORMA AS ADJUSTED(1)
Balance Sheet Data
Working Capital (deficit)	$(1,188)	$192,812
Total Assets	$25,500	$204,500
Long Term Debt	$0	$0
Total Liabilities	$16,688	$16,688
Shareholders’ Equity	$8,812	$202,812

(1) Assumes the sale of all the Units offered hereby and the receipt of proceeds of $300,000 and payment of the total costs of the offering which are estimated to be $30,000. None of the costs of the offering will be paid from the proceeds of the offering. There is no assurance that all the Units offered hereby will be sold, and to the extent that fewer than 300,000 Units are sold, the pro forma adjustment will be reduced accordingly.

Upon the sale of all the Units in this offering, we will receive deposited funds of approximately $270,000, all of which must be deposited in the Rule 419 escrow account (although we have a right to utilize up to 10% or $270,000 toward offering expenses). As of the date of this Prospectus, all of the costs have been paid by a loan from Martin Chopp, the Company’s CEO, which shall bear interest at a rate of 12% per annum and shall be repaid by the Company no later than May 15, 2008 or earlier upon consummation of the offering contemplated hereby, in either case only if sufficient net proceeds are available and escrow has been broken.

RISK FACTORS

The securities offered hereby are highly speculative in nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. The following discussion describes the material risks that should be considered prior to making an investment decision respecting the purchase of our stock.

New management of Sun may not be able to successfully manage a public company, and this could result in a loss of your investment.

We anticipate that upon the consummation of a business combination there will be a change of control in Sun, which will most likely result in the resignation or removal of our only present officer and director, Martin Chopp.. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of our business, or in the operation of the business or property to be acquired. New management may be unsuccessful in managing Sun after the merger.

We have no operations to date and may not become profitable which will reduce the value of shareholders' investment.

Sun was incorporated in the State of Nevada on January 12, 2007 and has had no operations to date. There is no assurance our intended acquisition or merger activities will be successful or result in revenue or profits. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. Any investment in Sun should be considered an extremely high-risk investment.

We may not have sufficient funds to find a business combination in which case we will be unable to close a merger or acquisition.

As of June 30, 2007, we had assets of $25,500 and liabilities of $16,688. Upon the sale of all the Units in this offering, we will receive net proceeds of up to $270,000, assuming the sale of all the Units offered hereby. All proceeds from the offering must be deposited in the Rule 419 escrow account. Under Rule 419 10% of the offering proceeds or $27,000 may be used by us as capital in order to seek a business combination, and we may release these funds prior to the consummation of the business combination. We may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, we may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. We cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to us. We have no future financing plans.

Investors will have no access to their funds while held in escrow.

There is no assurance that all shares being offered will be sold during the offering period. Investors have no right to the return or the use of their funds while held in escrow. Even upon the sale of the entire offering, the investors' funds may remain in the escrow account, and the investors will have no right to the return of or the use of their funds for a period of up to 18 months from the date of this prospectus.

A sufficient number of investors may fail to reconfirm their investments which would result in Sun 's inability to consummate a merger or acquisition.

Any attempted business combination may fail if there is insufficient investor reconfirmations. A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, we can successfully convince a sufficient number of investors representing at least 80% of the proceeds collected in this offering to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to investors on a pro-rata basis.

Escrowed securities may not be transferred, which render invalid any contracts for sale that requires delivery of such securities.

No transfer or other disposition of the deposited securities shall be permitted while they are in escrow other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 of the Exchange Act of 1934 states that it is unlawful for any person to sell the securities or any interest in or related to the securities while they are held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities and sales of derivative securities to be settled by delivery of the securities are prohibited while they are in escrow. It is further prohibited to sell any interest in the deposited securities or any derivative securities while they are held in escrow whether or not physical delivery is required.

We have not specified a particular industry in which to search for a target business and it may take several months to do so. Thus, the return of funds or consummation of a business combination could be delayed.

To date, we have not selected any particular industry in which to concentrate our business combination efforts. As a result, the search for a merger candidate may take several months, and this could result in management missing potential business combination opportunities. Additionally, the industry of a potential target business may have its own risks which we have not ascertained.

In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations.

A large number of established and well-financed entities, including venture capital firms, are actively pursuing their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small, blank check companies.

There may exist conflicts of interest on the part of our sole officer and director.

Our sole officer and director is or may become, in his individual capacities, officer, director, controlling shareholder and/or partners of other entities engaged in a variety of businesses. He is engaged in business activities outside of Sun . There exists potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Conflict with other blank check companies with which he may become affiliated in the future may arise in the pursuit of business combinations. He is not currently involved as or director of other blank check companies, although he may be in the future. A potential conflict of interest may result if and when he becomes an officer or director of another company, especially another blank check company.

Our management has limited experience and may miss certain business opportunities.

Our success will be dependent on our management. Our sole officer and director has only limited experience in the business activities in which we intend to engage. Management believes it has sufficient experience to implement our business plan, although there is no assurance that additional managerial assistance will not be required.

We expect a merger or acquisition to result in a lack of diversification which means we will be subject to economic fluctuation within a particular industry.

Because we have limited capital, it is unlikely we will be capable of negotiating more than one acquisition or merger. As a result, we expect to experience a lack of diversification which may subject us to economic fluctuation within a particular industry in which a target company conducts business. In addition, any merger or acquisition effected by us may result in the issuance of additional securities, which may result in substantial dilution to the existing shareholders.

Investors in this offering will sustain an immediate dilution of stock value.

The current shareholders purchased their shares for approximately $.001 per share, see "Shareholders", and as of June 30, 2007, the net tangible book value per share of our common stock was approximately $0.00 per share, which is substantially less than the $1.00 per share to be paid by the public investors. In the event all the Units are sold, public investors will sustain an immediate dilution of approximately $0.97 per share in the book value of public investors' holdings.

We may acquire a business in which our promoters, management or their affiliates own a beneficial interest.

Although there are no current plans to do so, we could acquire a business in which our promoters or affiliates own a beneficial interest. Such a transaction would be considered a related party transaction not at arms length. While we intend to seek shareholder approval for such a transaction if it should develop, objecting shareholders would only be able to request the return a pro rata portion ($.90 per Unit) of their invested funds, which would be held in escrow.

We may be regulated under the Investment Company Act of 1940, which will significantly increase our compliance costs.

Although we will be subject to regulation under the Securities Act and the Exchange Act, we believe that we will not be subject to regulation under the Investment Company Act insofar as (i) we will not be engaged in the business of investing or trading in securities, and (ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate. We have not obtained a formal determination from the Commission as to our status under the Investment Company Act and, consequently, any violation of such Investment Company Act or any proposed activities which may bring it within the Investment Company Act may subject us to material adverse consequences, including significant registration and compliance costs. Because we do not intend to register under the Investment Company Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Investment Company Act.

Our sole officer and director is not a professional business analyst.

The quality and desirability of business combinations will be determined by or under the supervision of our sole officer and director who is not a professional business analyst and he may choose poor business combinations or he may miss good business combination opportunities.

Rule 419 requires the deposit of the securities and proceeds of this offering in an escrow account, which causes lack of liquidity for the escrowed securities.

Rule 419 of the Securities Act of 1933 generally requires, among other things, the deposit of securities and proceeds of the offering in an escrow account. During the term of the escrow, there is no liquidity for the escrowed securities since they may not be offered and sold, which may have a material adverse effect on your investment. The securities sold in this offering will be held in an escrow account and you will not be able to sell them until they are released upon the consummation of a business opportunity, such as a merger or acquisition. The securities and the payments made by you for these securities may be held as long as 18 months from the date of this Prospectus.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.

We have had no operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to consummate a business combination.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to consummate a business combination. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, Mr. Chopp anticipates devoting 15 hours per month to our affairs in total. Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares.

There currently is no trading market for our stock and a trading market will not develop prior to or after the effectiveness of this Prospectus or while the common stock under this offering is maintained in escrow. Additionally, we expect the initial market for our stock following the release of shares from escrow to be limited. You will not be permitted to sell, or, except in very limited circumstances, otherwise transfer your shares while they are in escrow, and a trading market may not develop. Even if a limited trading market does develop following the release of shares from escrow, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Sun . Additionally, the offering price may not reflect the market price of our shares after the offering. There is a risk that a lack of potential buyers will result in your receiving a low price for your shares upon their sale.

This Prospectus contains forward-looking statements and information relating to us, our industry and to other businesses. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this Prospectus, the words "estimate", "project, " "believe," "anticipate," "intend, " "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that proceeds of this offering and the securities issued to investors in this offering, be deposited into an escrow or trust account governed by an agreement that meets the terms specified in the rule. Under Rule 419, the deposited funds will be released to us and the deposited securities will be released to the investors, respectively, only after we have met the following four basic conditions.

First, we must execute an agreement for the acquisition of a company or business which has a fair value, or has net assets to be acquired, equal to at least at least 80% of the maximum proceeds of this offering. Second, we must file a post-effective amendment to this Registration Statement, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules and which must be declared effective. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors, representing at least at least 80% of the proceeds, must elect to remain investors. Fourth, the proposed acquisitions must be consummated. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is/are consummated, the escrow agent may release the deposited funds and deposited securities.

Accordingly, we have entered into an escrow agreement with Sloan Securities Corp. of Fort Lee, NJ, as escrow agent. Sloan Securities is an insured depository institution, as that term is defined in the Federal Deposit Insurance Act. The escrow agreement provides in pertinent part that:

(1) The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to us prior to the reconfirmation offering. Funds held in the escrow account may only be invested in an obligation that constitute a "deposit" as defined in the Federal Deposit Securities Act or securities that are direct obligations or obligations guaranteed as to principal or interest by the United States Government. The escrow account does not earn interest, but the funds deposited into the account may earn interest or dividends when invested in accordance with Rule 419. The deposited funds can only be invested in bank deposits, or in money market mutual funds and any dividends or interest thereon are to be held for the sole benefit of the investors.

(2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

(3) Warrants, convertible securities or other derivative securities relating to deposited securities held in the escrow account may be exercised or converted in accordance with their terms; provided, however, that during the term of the escrow account the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

(4) The Escrow Agent is indemnified under the Escrow Agreement by us from any and all losses or damages the Escrow Agent may incur, and which arise out of or relate to the Escrow Agreement, unless the loss is the result of the Escrow Agents' willful misconduct or gross negligence.

(5) The Escrow Agent may resign its position at any time by giving us and the investors 30 days notice.

(7) The Escrow Agreement shall be governed by the laws of the State of New York.

PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the deposited funds and the deposited securities can be released, we must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or net assets to be acquired for which the fair value of the business represents at least at least 80% of the maximum offering proceeds.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires us to update the Registration Statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow. The post-effective amendment must be granted effective status.

RECONFIRMATION OFFERING

The reconfirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the reconfirmation offer must include the following conditions:

(1) The Prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

(2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

(3) If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the deposited funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

(4) The acquisition(s) will be consummated only if a sufficient number of purchasers confirm their investment.

(5) If a consummated acquisition(s) has not occurred by, 18 months from the date of the initial Registration Statement, the deposited funds held in the Escrow Account shall be returned to all investors, on a pro rata basis, with interest and dividends earned thereon, within 5 business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The deposited funds and deposited securities may be released to us and the investors, respectively, after:

(1) The Escrow Agent has received a signed representation from us and any other evidence acceptable by the Escrow Agent that:

(a) We have executed an agreement for the acquisition(s) of a target business(es) for which the fair market value of such business or net assets to be acquired represents at least at least 80% of the maximum offering proceeds and that we have filed the required post-effective amendment;

(b) The post-effective amendment has been declared effective; the mandated reconfirmation offer -- having the conditions prescribed by Rule 419 -- has been completed; and we have satisfied all of the prescribed conditions of the reconfirmation offer.

(2) We have consummated a merger or acquisition of a business in accordance with the requirements of Rule 419.

(3) Irrespective of meeting the conditions of Rule 419, our management reserves the right at any time to terminate the offering and return all funds to the investors.

RIGHTS TO INFORMATION

We have filed a Registration Statement relating to the Units, warrants and shares with the United States Securities and Exchange Commission under the Securities Act of 1933. We have not included in this Prospectus all of the information in the Registration Statement and the exhibits attached to it. Statements or summaries respecting the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the Registration Statement. We will provide you with a copy of any referenced information if you contact us at 1129 East 22nd Street, Brooklyn, NY 11219, telephone 718-438-6500

We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our Board of Directors. Our year-end is December 31.

DILUTION

Our net tangible book value at June 30, 2007 is $(6,188) or $0.00 per Share of common stock. Net tangible book value per Share represents the amount of total tangible assets less liabilities, divided by 10,000,000, the number of Shares of common stock outstanding at June 30, 2007. See "Description of Capital Stock". After giving effect to the sale of 300,000 Units (assuming that the maximum number of Units offered hereby are sold), the as adjusted net tangible book value at June 30, 2007 would be $187,812 or $.02 per Share. "Dilution" means the difference between the public offering price and the pro-forma net tangible book value per share after giving effect to the offering, assuming that the maximum number of shares offered hereby in the offering are sold. The following table illustrates this per Share dilution:

Maximum (2)
Public offering per Share of Common Stock Offered hereby(1)
Net tangible book value per Share before offering	$0
Increase per Share attributable to new investors	$.03
As adjusted net tangible book value per Share after offering	$$.03
Dilution per Share to new investors	$.97

(1) Assumes an offering price of $1.00 per Unit, before deduction of offering expenses.

(2) The calculation below assumes the sale of all the Units offered hereby. There is no assurance that all the Units offered will be sold.

There are 10,000,000 warrants currently outstanding, issued to insiders, which are C Warrants.

SHAREHOLDERS

As of the date of this Prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.

STOCKHOLDER	SHARES PURCHASED/ISSUABLE		APPROX. %TOTAL SHARES OUTSTANDING(1)	TOTAL CONSIDERATION	APPROX. % TOTAL CONSIDERATION
New Investors	3,300,000	(2)	14.16%	$4,800,000	48.93%
Existing Shareholders	20,000,000	(3)	85.84%	$5,010,000	51.07%

TOTALS:	23,300,000		100%	$9,810,000	100%

(1) Assuming exercise of all warrants.

(2) Includes 300,000 Units comprising 300,000 shares of Common Stock and 1,500,000 Class A Warrants exercisable at $1.00 and 1,500,000 Class B Warrants exercisable at $2.00.

(3) Includes 10,000,000 shares and 10,000,000 shares underlying Class C Warrants exercisable at $.50.

The nonpublic selling shareholders paid $10,000 for 10,000,000 shares of common stock, or an average price of approximately $.001 per share. Public shareholders in this offering will be purchasing their shares in this offering for $1.00 per share.

USE OF PROCEEDS

The gross proceeds of this offering to the Company will be a maximum of $300,000, $270,000 of which will be deposited in escrow after first deducting and paying $30,000 to Pond for its underwriting services, assuming sales by Pond of all 300,000 Units in this offering. According to Rule 419, after all the Units are sold, 10% or $27,000 of the deposited funds may be released to us from the escrow account. In the event that we do not request release of these funds, all the proceeds of the offering shall remain in escrow pending its release in accordance with the terms of the escrow agreement. Upon the consummation of a business combination, all escrowed offering proceeds will be released to us. We shall transfer these proceeds to the merged entity, which will have full discretion as to the use of such proceeds.

	AMOUNT		PERCENTAGE OF NET PROCEEDS OF THE OFFERING
Escrowed funds pending Business combination	$27,000	(1)	100.00%

(1) Since we are a "blank check" company, the purpose of this offering is to raise funds to enable us to merge with or acquire an operating company.

While we presently anticipate that we will be able to locate and consummate a business combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if we determine that a business combination requires additional funds, we may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to us. Persons purchasing Units in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or a determination of the terms of such financing. Because our resources are so limited, it is likely that we will become involved in only one business combination.

Since this offering is a "blank check" offering, and we have not identified a business opportunity, the use of proceeds of this offering cannot be described with specificity. All of the net proceeds will be utilized to effect consummation of a business combination and compliance with the SEC reporting obligations, including legal and accounting fees, and it may be used by the merger candidate after the business combination for working capital and the development of the merger candidate's business. However, if we enter a definitive agreement for an acquisition during the reconfirmation process investors will have the opportunity to review, and the business entity must disclaim, the use of proceeds from this offering. Uses of working capital are anticipated to include, but not be limited to, general and administrative salaries, associated benefits, office lease and expenses. Theoretically, the funds received in this offering could be used by management following the business combination and release of funds in accordance with Rule 419 for the purchase of securities in connection with a proposed business combination, but we do not anticipate that this will occur.

The fees and expenses of this offering will first be paid from our treasury. Fees and expenses in excess of amounts held in treasury will either be advanced by our management or promoters or deferred until the closing of the business combination. Any advances made by such parties will bear no interest and will be repaid only on consummation of a merger or acquisition. Upon consummation of a merger transaction, the proceeds of the offering may be used to repay such advances or deferred expenses or we may seek to have the other party to a consummated merger transaction complete the repayment of such deferred fees or expenses from other funds. At that time all funds held in escrow will be released. No amounts will be paid with respect to salaries, as our officer does not receive any salary-based compensation. Currently we have no employees other than Mr. Chopp.

Mr. Chopp may consider potential target businesses introduced to him by his business associates. If we consummate a business combination with an entity introduced to us by a third party it may be necessary for us to pay a "finders fee" in connection with such introduction. Such a fee could be paid by Sun and the payment could be made from the proceeds of the offering. However, we do not currently intend to retain any entity to act as a "finder" to identify and analyze the merits of a potential target business, and we will not pay a finders fee to Mr. Chopp.

Offering proceeds will be placed in escrow at Sloan Securities, an insured depository institution, pending consummation of a business combination and reconfirmation by investors. The escrow account itself will not earn interest but the funds held in escrow will be invested in deposits as defined in the Deposit Insurance Act or in securities that are direct obligations or obligations guaranteed as to principal or interest by the United States Government and these deposits and securities earn interest or may pay dividends.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2007, and pro-forma as adjusted to give effect to the sale of 300,000 Units offered hereby at a public offering price of $1.00 per Unit.

	June 30, 2007
	ACTUAL	PRO-FORMA AS ADJUSTED
Stockholders’ equity:
Common Stock, $.001 par value;
authorized 200,000,000 shares of common
Stock and 5,000,000 shares of preferred stock, with 10,000,000 shares of common stock issued and outstanding and
10,300,000 shares of common stock
Outstanding, pro-forma as adjusted	$10,000	$10,300

Additional paid-in capital	-	193,700
Deficit accumulated during the
development period	<1188>	<1188>
Total stockholders’ equity	8812	278,812
Total capitalization	8812	202,812

DIVIDEND POLICY

We have never paid cash dividends on any common stock, and we have no plans to do so in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. The declaration and payment of any dividends in the future will be determined by our board of directors and will depend on a number of factors, including our earnings, if any, capital requirements and overall financial condition. There can be no assurance that any dividends of any kind will ever be paid.

PROPOSED BUSINESS

HISTORY AND ORGANIZATION

Sun is a development stage company organized under the laws of the State of Nevada on January 12, 2007. Since our inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible business combinations and we have neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.

We are, based on our proposed business plan, a "blank check" company. The Commission defined those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Our initial public offering will be made up of  300,000 units (each, a “Unit”) at a purchase price of $1.00 per Unit with each Unit consisting of one share of common stock, $.001 par value per share, five “A” Warrants (“A Warrants”), each with an exercise price of $1.00 (“Common Stock”) (each such A Warrant exercisable into one share of Common Stock), and five “B” Warrants (“B Warrants”), each with an exercise price of $2.00 (with each such B Warrant exercisable into one share of Common Stock). The offering price has been arbitrarily determined. The Units shall be sold exclusively in an underwritten offering for a period of one hundred eighty (180) days from the date of this prospectus. We are selling the Units on a "best efforts, no minimum" basis. There is no minimum purchase requirement for this offering. Pond Equities (“Pond”) has agreed to use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is offered for sale. All Units offered for sale are offered at a price of $1.00 per Units. We are also registering 3,000,000 shares of Common Stock, which are issuable upon exercise of an aggregate of the 3,000,000 A Warrants and B Warrants to be issued in connection with the sale of the Units.

This prospectus also relates to an aggregate of up to 23,000,000 shares of our common stock, which may be offered by the selling security holders identified in this prospectus for their own account. Of such shares, 10,000,000 shares have been issued to the selling security holders, and 10,000,000 shares are issuable upon exercise of warrants issuable to the selling security holders upon the exercise of warrants held by them. 3,000,000 shares are issuable upon exercise of warrants issuable to the purchasers of the 300,000 Units offered to the public. This prospectus also relates to 1,500,000 A Warrants, 1,500,000 B Warrants and 10,000,000 “C” Warrants (“C Warrants”), each with an exercise price of $.50 (each such C Warrant exercisable into one share of Common Stock). We are filing this Registration Statement in order to effect a public offering of our securities.

Plan of Operation

We have not had any revenue since we were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations with firms who or which seek the benefits of a publicly held corporation. We anticipate that we will seek these business combination targets through business associates and acquaintances and will search business publications for target businesses. Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location, and we may engage in a business combination.

We do not currently engage in any business activities which provide cash flow. The costs of identifying, investigating, analyzing and consummating business combinations, to the extent not deferred, will be paid with money in our treasury, by private investment or by loans from our directors and promoters. The loan by Mr. Chopp bears interest at 12% and is due on May 15, 2008 or earlier upon consummation of the offering contemplated hereby, in either case only if sufficient net proceeds are available and escrow has been broken. Our proposed business is sometimes referred to as a "blank check" company, because investors will entrust their investment monies to our management before the investors have a chance to analyze the specific use of those funds. Although all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in Sun will have an opportunity to evaluate the specific merits or risks of only the business combination management chooses to bring to them.

We may seek a business combination with companies that have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be seeking new modes of capitalizing their operations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws. To the extent that the business combination involves any company that is seeking to raise funds through future securities offerings, shareholders ownership interest could be diluted further.

In accordance with the requirements of Rule 419 we will not acquire a target business unless the fair value of the target business or net assets to be acquired represent at least at least 80% of the maximum proceeds of this offering of securities. To determine the fair market value of a target business our management will examine the financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any acquisition candidate and will specifically analyze that candidate's business's assets, liabilities, sales, net worth and potential for growth. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market value of the target business or net assets being acquired represent at least 80% of our maximum proceeds of this offering, we will not proceed with such combination transaction. We may, in our discretion, seek a valuation opinion from a qualified independent third party.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over us to avoid tax consequences or to have complete authority to manage the business will almost assure that we will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in our control, which will most likely result in the resignation or removal of our present sole officer and director. Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a specific business combination. There is a risk that a selected target business may be a financially unstable company or an entity in the early stage of development or growth. This could include entities without established records of sales or earnings. Accordingly, we could be subjected to the numerous risks inherent in the business and operations of a financially unstable company, an early stage company or a development stage company. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that our management will properly ascertain or assess all significant risks.

We anticipate that the selection of a business combination will be complex and risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable regulations for all shareholders and other factors. Potentially available business combinations may occur in many different industries and may involve acquisition candidates which are in various stages of development. This will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

EVALUATION OF BUSINESS COMBINATIONS

The analysis of business combinations will be undertaken by or under the supervision of our sole officer and director, who is not a professional business analyst. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the acquisition candidate; market share and potential for market growth; the potential for growth or expansion, the potential for profit; the industry in which the acquisition candidate operates and the potential for growth in that industry; the perceived public recognition or acceptance of products or services; name identification and other relevant factors. Our sole officer and director or advisors will meet personally with management and key personnel of potential target businesses as part of their investigation. To the extent possible, we intend to utilize written reports and investigations to evaluate the factors discussed above.

We may pay finders’ fees to third parties who introduce target companies to us, although there are no specific arrangements to do so at the current time. We anticipate that any such finders’ fees will only be paid on consummation of the business combination. It is not possible for us to estimate, at this time, the amount or rate of any such finders’ fee. In the event finders’ fees are paid, we will file a post-effective amendment identifying any third parties to be paid finders’ fees in connection with a business combination, describing the material terms of any agreement with such third party.

Since we will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 immediately following our public offering, we will be required to furnish certain information about significant acquisitions, including audited financial statements for company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it may be anticipated that the promoters of such target businesses have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to a combination transaction with us. There is a risk, even after the consummation of such business combinations and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The business combination target may involve new and untested products, processes, or market strategies, which may not succeed. In the event of such a combination these risks will be assumed by us and, therefore, our shareholders.

BUSINESS COMBINATIONS

A business combination may be structured in a variety of ways. We may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. Investors should note that any merger or acquisition effected by us may be expected to have a significant dilutive effect on the percentage of shares held by our then-shareholders, including purchasers in this offering. On the consummation of a business combination, it is anticipated that the target business will have significantly more assets than we have; therefore, management plans to offer a controlling interest in Sun to the target business. While the actual terms of a transaction to which we may become a party cannot be predicted, it may be expected that the parties to the business combination will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1989. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own at least 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. In addition, it is anticipated that all or a majority of our directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers of the surviving company.

It is anticipated that any securities issued in any reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering we enter into negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements including balance sheets and statements of cash flow and stockholders' equity of the proposed target.

We may acquire a business in which our management or the affiliate may own a beneficial interest. In such event, such transactions may be considered a related-party transaction and the terms, purchase price and benefits of such an acquisition would not be determined in an arms-length transaction. Such terms might not be as beneficial as terms in a transaction negotiated with an unrelated party. No related-party transaction is presently contemplated. In the event a related-party transaction is contemplated sometime in the future, we intend to seek an independent appraisal of the transaction and to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related-party transaction will only be able to request the return of their invested funds held in escrow in connection the reconfirmation process to be conducted in accordance with Rule 419.

NO ASSURANCES OF A PUBLIC MARKET

Rule 419 states that all securities sold in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock and there is no assurance that a public market will develop following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf have requested any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. It is anticipated that market makers will be obtained after the release of the stock from the Rule 419 escrow account.

Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in any securities until we have successfully concluded a business combination.

Upon the consummation of a business combination, we anticipate that there will be a change in our management. The new management may decide to change the policies as to the use of proceeds as stated in this Prospectus. Our present management anticipates that the deposited funds will be used by the post-merger management at its sole discretion.

Our current management will not make any loans from the proceeds of this offering, nor will our current management borrow funds and use either our working capital or deposited funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

The proceeds received in this offering will be deposited into the Rule 419 escrow account pending consummation of a business combination and reconfirmation by investors. Such deposited funds will be in an insured depository institution account in either a certificate of deposit or interest-bearing savings account as determined by the Escrow Agent.

COMPETITION

We are an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial services companies which have significantly greater financial, personnel resources and technical expertise than we will. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

DETERMINATION OF OFFERING PRICE

The offering price of $1.00 per Unit for the initially offered Units has been arbitrarily determined by us. This price bears no relation to our assets, book value or other customary investment criteria, including, among other things, our prior operating history.

REGULATION

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. In this event, we could be expected to incur significant registration and compliance costs if we were required to register under the Investment Company Act. Accordingly, we will conduct our affairs in a manner that will avoid our classification as an Investment Company and management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an "Investment Company."

EMPLOYEES

We currently have no employees. Our sole officer and director, Mr. Chopp, is engaged in business activities outside of this Company, and the amount of time he will devote to our business will be limited to 15 hours per month. We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees during the phase devoted to seeking and evaluating business opportunities. The need for employees and their availability will be addressed along with the decisions specific to acquiring or participating in a specific business opportunity. We have allocated a portion of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, on consummation of a business combination and release of the proceeds of the offering from escrow employees may be hired and some portion of the working capital may be used to pay such employees.

Until an active business is commenced or acquired, we will have no employees or day-to-day operations. We are unable to make any estimate as to the future number of employees which may be necessary. If an existing business is acquired it is possible that we would hire its existing staff.

FACILITIES

We are presently using the office of Martin Chopp, at no cost, as our office. We expect to continue this arrangement until the completion of the offering and consummation of a business combination. We are not required to pay any rent during that time frame. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

LITIGATION; LEGAL PROCEEDINGS

Sun is not a party to any legal proceedings at this time, nor is it aware of any threatened legal proceedings.

MANAGEMENT

The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

NAME	AGE	POSITION
Martin Chopp	56	CEO/CFO/Sole Director

BIOGRAPHY

Martin Chopp, 56, is the President, CFO and Sole Director of Sun. Martin Chopp, 56 is the President, CFO, Secretary and Sole Director of SONS CAPITAL, LLC, a financial consulting and estate planning firm. From 2003 until the present, he has been the President of SDC Capital LLC, located in Long Island, New York. SDC Capital LLC is a consulting firm which provides investment consulting services to several investors. From 1995 until February 2007 Mr. Chopp was the President of Sun Capital Company. In February 2007 Mr. Chopp formed LELE CAPITAL, LLC where he is the manager. Mr. Chopp is licensed by the States of New York and Minnesota to sell life insurance and by the State of New Jersey to sell both life and health insurance.

CONFLICTS OF INTEREST

Our management has other financial and business interests to which he devotes a significant amount of his time. Consequently, there are inherent potential conflicts of interest in his acting as our sole officer and director. Although there are no current plans to enter into any business transactions between us and any other business, there can be no assurance that management will resolve all conflicts of interest in our favor.

Our sole officer and director is not currently involved in any blank check offerings. He is not currently affiliated or associated with any blank check company; however, management may become involved with the promotion of other blank check companies in the future. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf and on behalf of other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operation.

Our sole officer and director is, so long as he remains an officer or director, subject to the unwritten restriction that all opportunities contemplated by our plan of operation that come to his attention, in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. Martin Chopp, our President, is also the Manager of Lele Capital, a financial consulting firm, which is to receive 4,500,000 shares of Common Stock and 4,500,000 C Warrants in Sun, as management shares at the same price, $.001 per share.

REMUNERATION

Our sole officer and director has not received any cash remuneration since our inception, and is not to receive or accrue any remuneration from us upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Our officer's plan to devote approximately 15 hours per month to the affairs of Sun , however, it is anticipated that the number of hours will increase significantly during any acquisition transaction. Ultimately, he will devote the time and attention to the business of Sun that is necessary to complete a business combination within the Rule 419 time frames. No retirement, pension, profit-sharing, stock options or insurance programs have been adopted by us for the benefit of our employees.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain our sole member of management for the purposes of providing services to the surviving entity. However, we have adopted a policy designed to reduce or eliminate the influence on the acquisition process of any post-transaction employment offers made to members of management. This policy is based on an unwritten agreement of management that it will disclose to the stockholders discussions concerning possible employment by any entity that proposes to undertake a transaction with us . The transaction would then be presented to our stockholders for approval.

In accordance with the requirements of Item 402(b) of Regulation S-B of the Securities Act of 1933, as amended, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Long-Term Compensation

Annual Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Award(s)	Securities Underlying Option/SARS(#)	LTIP Payouts ($)	All Other Compensation
Martin Chopp	2007	$0	$0	$0	$0	0	$0	$0

MANAGEMENT INVOLVEMENT

We have conducted no business as of yet, and aside from the work associated with our formation, management has done no work with or for us. Our management will speak to business associates and acquaintances and will search business publications for target businesses. After the closing of this offering, management intends to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Management has not divided these duties among its members.

STATEMENT AS TO INDEMNIFICATION

Section 78-7502 et seq. of the Nevada Corporation Code provides for indemnification of the officers, directors, employees and agents of Nevada corporations such as Sun . Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information."

Under the terms of our bylaws, we agree to indemnify and hold harmless to the fullest extent authorized by Nevada law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffering by such person in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

MARKET FOR OUR COMMON STOCK AND WARRANTS

Prior to this date, there has been no trading market for our common stock and warrants. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to the effectiveness of this Prospectus or while the common stock and warrants under this offering are maintained in escrow. The common stock and warrants under this offering will remain in escrow until our consummation of a business combination pursuant to the requirements of Rule 419. See discussion under the heading ("Investors Rights and Substantive Protection under Rule 419"). There are currently 8 holders of our outstanding common stock. The outstanding common stock and warrants were sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors. Current shareholders will own at least 75% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public-trading market, as that term is commonly understood, developing for the shares and warrants.

There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock, warrantsand other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock and warrants. Further, there have been no discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock and warrants. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that decisions in this area will ultimately be initiated by the party or parties controlling the entity or assets, which we may acquire.

Our common stock and warrants are not quoted at the present time. The SEC has adopted a rule that established the definition of a "penny stock, " for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or which has an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule in a form specified by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Management intends to strongly consider a prospective business combination that will allow our securities to be traded without being subject to the "penny stock" limitations described above. We hope to do this by compliance with the requirements for exemption from classification as a penny stock under Rule 3a51-1 of the Exchange Act. There are various exemptions available to a company under this rule, including, subject to certain qualifications and limitations, possessing assets in excess of $5,000,000, average revenue of $6,000,000 or listing of stock on a national securities exchange or the NASDAQ. Requirements to list a stock on a national securities exchange or the NASDAQ vary depending upon the exchange and the type of listing. A summary of NASDAQ listing requirements can be found at www.nasdaq.com/about/listing_information.stm. These requirements can involve, depending upon the type of listing, anywhere from a minimum of $5,000,000 to $30,000,000 in equity and a minimum of from 300 to 400 shareholders. A summary of listing requirements for the New York Stock Exchange can be found at www.nyse.com/listed/listed.html. These requirements are generally more stringent than those of NASDAQ.

We cannot predict whether, upon a successful business combination, our securities will be exempt from the Commissions' penny stock regulations for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of our securities to qualify for the exemption or the failure to qualify or meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Pond Equities currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for our common stock will develop or, if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. There can be no assurance that persons purchasing the Units in the offering will be able to sell their shares at or above the $1.00 offering price, and brokerage firms typically charge commissions related to the purchase or sale of securities.

We have not previously issued common stock except for the June 2007 issuances to insiders, so there currently is no established market for the common stock. Upon completion of the offering, we expect that our shares of common stock will be quoted on the OTC Bulletin Board. In order for our stock to be quoted on the OTC Bulletin Board, we must have at least one broker-dealer who will make a market in our stock. Pond Equities intends to become a market maker in our common stock following the offering, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our management has made an unwritten commitment to advance or defer fees or expenses we may incur prior to the consummation of a business combination, to the extent such fees or expenses exceed the amounts held in our treasury. Management intends to enter into an agreement for a business combination which provides that any such advances or deferrals will be paid contemporaneously with or following the combination transaction. It is possible that a target company will use the proceeds of this offering to make such payment on release of the offering proceeds from escrow. See "Use of Proceeds" and "Plan of Operation." Except as otherwise included herein, there have been no related-party transactions, or any other transaction or relationship required to be disclosed pursuant to Item 404 of Regulation S-B.

Martin Chopp, our sole officer and director, is also the Manager of Lele Capital, a financial consulting firm, has received 4,500,000 shares of Common Stock and 4,500,000 C Warrants in Sun as part of management shares.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2007 before and after the offering by

•	our sole officer and director and an entity controlled by him,

•	our sole officer and director and an entity controlled by him as a group,

•	each person or entity known by us to be insiders, and

•	Shares offered to the public.

None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of our stock.

	Shares of Common Stock Beneficially Owned Before			Shares of Common Stock Beneficially Owned After
Name of Beneficial Owner	Offering		Shares Being	Offering
	Number (1)	Percent (2)	Offered for Sale	Number (3)	Percent (3)
Directors and Executive Officers(4):
Lele Capital, LLC shares (Martin Chopp)	6,750,000	33.66%	6,750,000	0	0%
C Warrants	3,375,000	33.75%	3,375,000	0	0%
Martin Chopp shares	2,250,000	14.47%	2,250,000	0	0%
C Warrants	1,125,000	11.25%	1,125,000	0	0%
All directors and executive officers
as a group (one person and entity controlled by him) shares	9,000,000	38.62%	9,000,000	0	0%
C Warrants	4,500,000	46.00%	4,500,000	0	0%
Insiders:

Abraham Chopp(5) shares	2,000,000	13.07%	2,000,000	0	0%
C Warrants	1,000,000	10.00%	1,000,000	0	0%
Eli Rubin(6) shares	2,000,000	13.07%	2,000,000	0	0%
C Warrants	1,000,000	10.00%	1,000,000	0	0%
Mordechai Chopp(7) shares	2,000,000	13.07%	2,000,000	0	0%
C Warrants	1,000,000	10.00%	1,000,000	0	0%
Amy Lau (8) shares	1,150,000	7.95%	1,050,000	0	0%
C Warrants	575,000	5.25%	575,000	0	0%
Barbara R. Mittman (9) shares	3,450,000	15.45%	3,450,000	0	0%
C Warrants	1,725,000	17.25%	1,725,000	0	0%
Jolie G. Kahn (10) shares	400,000	3.74%	400,000	0	0%
C Warrants	200,000	2.00%	200,000	0	0%
Public:

Publicly Offered (11) shares	3,300,000	24.26%	3,300,000	0	0%
A Warrants	1,500,000	100%	1,500,000	0)%
C Warrants	1,500,000	100%	1,500,000	0)%

(1)
Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. Also includes shares of common stock that the identified person had the right to acquire within 60 days of June 30, 2007 by the exercise of vested warrants.

(2)
The percentages shown include the shares of common stock that the person will have the right to acquire within 60 days of June 30, 2007. In calculating the percentage of ownership, all shares of common stock which the identified person will have the right to acquire within 60 days of June 30, 2007 upon the exercise of warrants are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(3)	Assumes sale of all shares being offered for sale.

(4)
Lele Capital, LLC is a limited liability company, of which Martin Chopp, Sun’s sole officer and director owns 100% of the issued and outstanding interests. The address for both Mr. Chopp and Lele Capital is 1129 East 22nd Street, Brooklyn, NY 11219.

(5)
Abraham Chopp is the son of Martin Chopp. His address is 411 Ashley Avenue, Lakewood, NJ 08701. He disclaims beneficial ownership of any stock owned by any other selling shareholder listed on this table.

(6)
Eli Rubin is the son in law of Martin Chopp. His address is 1455 East 18th Street, Brooklyn, NY 11230. He disclaims beneficial ownership of any stock owned by any other selling shareholder listed on this table.

(7)
Mordechai Chopp is the son of Martin Chopp. His address is 22 Machal Street, Jerusalem, Israel. He disclaims beneficial ownership of any stock owned by any other selling shareholder listed on this table.

(8)	Amy Lau‘s address is 18 Monroe Street, New York, NY 10002.

(9)
Barbara R. Mittman’s address is 866 Longacre Avenue, North Woodmere, NY 11581. This number includes 1,800,000 shares of Common Stock and 1,800,000 shares reserved to be issued upon exercise of 1,800,000 C Warrants issued to the investor. For terms of the C Warrants, see Description of Securities below.

(10)
Jolie G. Kahn is co counsel to Sun. Her address is 61 Broadway, New York, NY 10006. This number includes 400,000 shares of Common Stock and 400,000 shares reserved to be issued upon exercise of 400,000 C Warrants issued to the investor. For terms of the C Warrants, see Description of Securities below.

(11)
Includes 300,000 shares offered directly to the public and 1,500,000 shares reserved to be issued upon exercise of 1,500,000 A Warrants and 1,500,000 shares reserved to be issued upon exercise of 1,500,000 B Warrants. For terms of the A Warrants and B Warrants, see Description of Securities below.

PRIOR BLANK CHECK COMPANIES

Mr. Chopp has not served in similar positions for other blank check companies in the past, and he has not previously been involved with any other blank check company in any capacity.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 200,000,000 shares of common stock with a par value of $.001 per share, and 5,000,000 shares of blank check preferred stock. As of June 30, 2007, 10,000,000 shares of our common stock were issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscription or conversion rights. In the event of our liquidation, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

All shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. At the completion of this offering, assuming the sale of all the shares offered hereby, our present shareholders will beneficially own approximately 97.1% of the then-outstanding shares. Accordingly, after completion of this offering, our present shareholders will be in a position to control all of our affairs.

The description contained in this section does not purport to be complete. Reference is made to our certificate of incorporation and bylaws which are available for inspection upon proper notice at our offices, as well as to the Nevada Corporation Code for a more complete description covering the rights and liabilities of shareholders.

Holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 75% of the outstanding shares of common stock. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

BLANK CHECK PREFERRED STOCK

The Board of Directors of Sun is authorized to authorize up to 5,000,000 shares of preferred stock in one or more series with serial designations as shall be stated in one or more Board resolutions, of which none are currently outstanding. The Board is authorized to fix the annual rate or rates of dividends, dividend payment dates, redemption price, voting powers, conversion rights, liquidation distribution/payment rights, and to classify or reclassify shares of any series. All preferred shares of any series shall be identical with each other , except that shares of any one series issued at different times may differ as to date from which dividends thereon shall be cumulative, and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as specified by the Board. The holders of preferred shares shall be entitled to receive dividends, distributed ratably, before any dividends are declared and paid to commons tock holders. Upon company dissolution or liquidation, the holders of preferred shares are entitled to share in the company’s assets ratably in an aggregate amount equal to the par value fo the shares held before any such distribution is made to common stock holders.

WARRANTS

The Board of Sun has also authorized the issuance of A, B and C Warrants, all of which are exercisable into one share of Common Stock per warrant issued. The differing terms of the A, B and C Warrants are set forth on the table below:

Warrant Series:	A	B	C
Exercise Price per Share:	$1.00	$2.00	$.50
Blocker:	No	4.99%	4.99%
Redeemable:	Yes, at $.001 per share	No	No
Term:	3 years, but extendable at Sun’s sole discretion	3 years	5 years
Cashless Exercise Provision:	No	No	Yes

FUTURE FINANCING

In the event the proceeds of this offering are not sufficient to enable us to successfully find a business combination we may seek additional financing. At this time we believe that the proceeds of this offering will be sufficient for such purpose and therefore we do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of the current date, we have no plans to do so. We will not use the deposited funds as collateral or security for any loan or debt incurred. If we do require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31st.

DIVIDENDS

We were only recently organized, we have no earnings, and we have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, we will then have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed, if at all.

TRANSFER AGENT

We have appointed Worldwide Stock Transfer as our Transfer Agent.

SHARES ELIGIBLE FOR FUTURE SALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

The 10,000,000 shares of our common stock currently issued and outstanding are "restricted securities" as that term is defined in the Securities Act and are held by eight persons. All of those shares are included in this Prospectus.

We have issued 10,000,000 warrants to purchase our common equity and all of the shares underlying such warrants are included in this Prospectus.

In January, 2000, the Commission issued an interpretive letter to the NASD, now FINRA, which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Under the Commission's interpretation Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule.

PLAN OF DISTRIBUTION

We intend to offer, sell and distribute publicly up to 300,000 units (each, a “Unit”) at a purchase price of $1.00 per Unit with each Unit consisting of one share of common stock, $.001 par value per share, five “A” Warrants (“A Warrants”), each with an exercise price of $1.00 (“Common Stock”) (each such A Warrant exercisable into one share of Common Stock), and five “B” Warrants (“B Warrants”), each with an exercise price of $2.00 (with each such B Warrant exercisable into one share of Common Stock). The offering price has been arbitrarily determined. The Units shall be sold exclusively in an underwritten offering for a period of one hundred eighty (180) days from the date of this prospectus. We are selling the Units on a "best efforts, no minimum" basis. There is no minimum purchase requirement for this offering. Pond Equities (“Pond”) has agreed to use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is offered for sale. All Units offered for sale are offered at a price of $1.00 per Units. We are also registering 3,000,000 shares of Common Stock, which are issuable upon exercise of an aggregate of the 3,000,000 A Warrants and B Warrants to be issued in connection with the sale of the Units.

This prospectus also relates to an aggregate of up to 23,000,000 shares of our common stock, which may be offered by the selling security holders identified in this prospectus for their own account. Of such shares, 10,000,000 shares have been issued to the selling security holders, and 10,000,000 shares are issuable upon exercise of warrants issuable to the selling security holders upon the exercise of warrants held by them. 3,000,000 shares are issuable upon exercise of warrants issuable to the purchasers of the 300,000 Units offered to the public. This prospectus also relates to 1,500,000 A Warrants, 1,500,000 B Warrants and 10,000,000 “C” Warrants (“C Warrants”), each with an exercise price of $.50 (each such C Warrant exercisable into one share of Common Stock).

This offering is being offered on a "best efforts, " basis, and the offering will end on the first to occur of the receipt of subscriptions for 300,000 shares or 180 days from the date of this Prospectus. However, we reserve the right to close the offering at any time it is complete. Securities will not be delivered to subscribers, but instead will be issued in the name of the subscriber and promptly delivered to the Rule 419 escrow account, as more fully described under the heading "Deposit of Offering Proceeds and Securities." No securities will be issued in the name of a public investor until such time as the funds for the purchase of the shares are deposited in the escrow account within the time period described above. All proceeds will be deposited in an escrow account with Sloan Securities, Corp. of Fort Lee, NJ until such time as the closing of a business opportunity, such as a merger or acquisition. (See "Deposit of Offering Proceeds and Securities.")

We propose to offer the shares on a "best efforts" basis in an underwritten offering. The plan of stock issuance provides that all shares of common stock will be offered for sale to the general public in an offering to be managed by Pond Equities, acting as our agent. In such capacity, Pond Equities may form a syndicate of other brokers-dealers who are NASD member firms. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Pond Equities nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the offering, on a stand by or any other basis; however, Pond Equities has agreed to use its best efforts in the sale of shares in the offering.

We are registering under this prospectus a total of 23,300,000 shares of common stock for resale, all of which shares may be sold from time to time by the selling shareholders. As used in this prospectus, "selling shareholders" includes transferees, donees, pledgees, legatees, heirs, or legal representatives that sell shares received from a named selling shareholder after the date of this prospectus.

No sales may be made pursuant to this prospectus after such date unless we amend or supplement this prospectus to indicate that we have agreed to extend such period of effectiveness. We will pay all expenses of registration of the shares for resale by the selling shareholders, but the selling shareholders will pay any discounts commissions or concessions associated with the sale of the shares.

The selling shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders. At the time a particular offering of common stock is made and to the extent required, the aggregate number of shares being offered, the name or names of the selling shareholders, and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, concessions, or commissions and other terms constituting compensation from the selling shareholders, and any discounts, concessions, or commissions allowed or reallowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

Sales of the common stock offered hereby may be effected by or for the account of the selling shareholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. The selling shareholders may effect such transactions by selling the common stock offered hereby directly to purchasers, through broker-dealers acting as agents for the selling shareholders, or to broker-dealers who may purchase such shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by selling shareholders may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the common stock offered hereby for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. As to a particular broker-dealer, such compensation might be in excess of customary commissions.

When selling the common shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

• enter into transactions involving short sales of the common shares by broker-dealers;

• sell common shares short themselves and redeliver such shares to close out their short positions;

• enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

• loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling shareholders may resell the shares of common stock being registered for resale hereby (i) in transactions that are exempt from registration under the Securities Act or (ii) as long as the registration statement of which this prospectus forms a part or to which it relates is effective under the Securities Act, and as long as there is a qualification in effect under, or an available exemption from, any applicable state securities law with respect to the resale of such shares. There is no assurance that any selling shareholder will sell any common stock offered hereby, and any selling shareholder may transfer, devise or gift the common stock by other means not described in this prospectus. For example, in addition to selling pursuant to the registration statements of which this prospectus is a part or to which it relates, the selling shareholders also may sell under Rule 144.

The selling shareholders and any broker-dealers, agents, or underwriters that participate with the selling shareholders in the distribution of common stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act. Accordingly, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the common stock offered hereby and purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. We will not pay any compensation to any NASD member in connection with this offering. Brokerage commissions, if any, attributable to the sale of the shares of common stock offered hereby will be borne by the selling shareholders.

We will not receive any proceeds from the sale of any shares of common stock by the selling shareholders. We have agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the common stock being offered by the selling shareholders. We have agreed to indemnify certain of the selling shareholders against certain liabilities under the Securities Act. Each selling shareholder may indemnify any broker/dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

To comply with the securities laws of certain jurisdictions, if applicable, the shares of common stock offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualifications requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to the common stock. Without limiting the foregoing, each selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any of the common stock offered by the selling shareholders pursuant to this prospectus, which may affect the marketability of the common stock offered hereby.

The selling shareholders also may pledge the shares of common stock being registered for resale hereby to FINRA broker/dealers pursuant to the margin provisions of each selling shareholder's customer agreements with such pledgees. Upon default by a selling shareholder, the pledgee may offer and sell shares of common stock from time to time as described above.

ESCROW

The proceeds from the offering less underwriters fees will be held in escrow pursuant to an escrow agreement in accordance with Rule 419. None of the funds will be released to us from escrow in order to cover our initial fees and expenses. The funds will be left in escrow until we consummate a business combination in accordance with Rule 419 or 18 months from the date of this Prospectus have passed. If the time period elapses, the remaining funds in escrow, plus interest or dividends paid thereon, will be returned to the investors on a pro rata basis. If a business combination is consummated, the remaining funds in the escrow account -- other than funds returned to investors who elect not to continue their investment in the combined entity pursuant to reconfirmation offer -- will be delivered to us for our operations. We may also choose to return all remaining funds and discontinue the search for a business combination at any time in our discretion. Total expenses of the offering, including fees paid to Pond Equities, will be approximately $60,000.

PENNY STOCK

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to entering into a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to entering into a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules, and it is anticipated that our Common Stock will be subject to the penny stock rules. These facts may cause investors more difficulty in selling their shares than if such shares were not subject to the Penny Stock Rules. Accordingly, investors in this offering may find it more difficult to sell their shares.

METHOD OF SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to [Pond Equities]. The subscription price of $1.00 per Unit must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of Sloan Securities as escrow agent.

Our sole officer and directors and other current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. Shares purchased by our officers, directors and principal shareholders, if any, will be acquired for investment purposes and not with a view towards resale or further distribution.

The plan of stock issuance provides that all shares of common stock not purchased will be offered for sale to the general public in an offering to be managed by Pond Equities , acting as our agent. In such capacity, Pond Equities may form a syndicate of other brokers-dealers who are FINRA member firms. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Pond Equities nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the offering; however, Pond Equities has agreed to use its best efforts in the sale of shares in the offering.

Marketing Arrangements

Offering materials have been initially distributed through mailings to those eligible to subscribe in the subscription offering. To assist in the marketing of our common stock, we have retained Pond Equities , which is a broker-dealer registered with the National Association of Securities Dealers, Inc. Pond Equities will assist us in the offering by:

•	Acting as our financial advisor for the stock offering, providing administrative services and managing the Stock Information Center;

•	Educating our employees about the stock offering;

•	Targeting our sales efforts, including assisting in the preparation of marketing materials; and

•	Soliciting orders for common stock.

•	Pond Equities will be receiving a fee of 10% of the actual proceeds raised from offering of 300,000 Units to the public.

We will indemnify Pond Equities against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

EXPIRATION DATE

This offering will expire 180 days from the date of this Prospectus.

LITIGATION

We are not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against us, which might have a material effect on our financial position.

LEGAL OPINIONS

Jolie Kahn, Esq., counsel to Sun Opportunity I Inc., has rendered an opinion that the shares of common stock offered hereunder will be validly issued. Certain legal matters will be passed upon for Pond Equities by Ellenoff Grossman & Shole, LLP.

EXPERTS

Our balance sheet as of June 30, 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for the period January 12, 2007 (inception) to June 30, 2007 included in this Prospectus and incorporated by reference in the Registration Statement, have been audited by our independent auditor, as stated in its report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a Registration Statement on Form SB-2 to register the shares of common stock. This Prospectus is part of the Registration Statement, and, as permitted by the Commission's rules, does not contain all of the information in the Registration Statement. For further information about us, and the securities offered under the Prospectus, you may refer to the Registration Statement and to the exhibits and schedules filed as a part of this Registration Statement. As of the effective date of the Registration Statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. Our filings may be inspected and copied without charge at the offices of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of our filings can be obtained from the Public Reference Section of the Commission at the address noted above at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. We have filed this Registration Statement and will file all future Registration Statements and other documents and reports electronically through the SEC's EDGAR, the Electronic Data Gathering and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Sun Opportunity I, Inc.

We have audited the accompanying balance sheet of Sun Opportunity I, Inc. (a Development Stage Company) (“the Company”) as of June 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period January 12, 2007 (inception) to June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun Opportunity I, Inc. at June 30, 2007, and the results of its operations and its cash flows for the period January 12, 2007 (inception) to June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period January 12, 2007 (inception) to June 30, 2007, has had no revenues and has not commenced planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
August 8, 2007

SUN OPPORTUNITY I, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JUNE 30, 2007

ASSETS

Current Assets:
Cash	$10,500

Total Current Assets	10,500

Deferred Offering Costs	15,000

Total Assets	$25,500

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accrued Liabilities	$1,188
Loan Payable - Related Party	15,500

Total Current Liabilities	16,688

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock, $.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-
Common Stock, $.001 par value; 200,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000
Deficit Accumulated During the Development Stage	(1,188)

Total Stockholders’ Equity	8,812

Total Liabilities and Stockholders’ Equity	$25,500

The accompanying notes are an integral part of these financial statements.

SUN OPPORTUNITY I, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD JANUARY 12, 2007 (INCEPTION) TO JUNE 30, 2007

Net Revenues	$-

Costs and Expenses:
Start Up Costs	950

Total Costs and Expenses	950

Loss from Operations before Other Expense	(950)

Other Expense:
Interest Expense	238

Net Loss	$(1,188)

Basic and Diluted Loss Per Share	$(.00)

Weighted Average Basic and Diluted Shares Outstanding	6,218,750

The accompanying notes are an integral part of these financial statements.

SUN OPPORTUNITY I, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD JANUARY 12, 2007 (INCEPTION) TO JUNE 30, 2007

	Common Stock		Deficit Accumulated Development
	Shares	Amount	Stage	During the Total

Balance, January 12, 2007	-	$-	$-	$-

Common Stock and C Warrants Issued to
Founder, at $.001, June 2007	4,500,000	4,500	-	4,500

Common Stock and C Warrants Issued to Private
Investors, at $.001 Per Share, June 2007	5,500,000	5,500	-	5,500

Net Loss for the Period	-	-	(1,188)	(1,188)

Balance, June 30, 2007	10,000,000	$10,000	$(1,188)	$(8,812)

The accompanying notes are an integral part of these financial statements.

SUN OPPORTUNITY I, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD JANUARY 12, 2007 (INCEPTION) TO JUNE 30, 2007

Cash Flows from Operating Activities:
Net Loss	$(1,188)
Adjustments to Reconcile Net Loss to Net Cash Provided by
(Used) in Operating Activities:
Changes in Assets and Liabilities:
Increase in Accrued Liabilities	(1,188)

Net Cash Provided by (Used) in Operating Activities	-

Cash Flows from Investing Activities:	-

Cash Flows from Financing Activities:
Proceeds of Borrowings from Related Party	15,500
Proceeds from Sale of Common Stock and C Warrants	10,000
Payments of Deferred Offering Costs	(15,000)

Net Cash Provided by Financing Activities	10,500

Increase in Cash	10,500

Cash - Beginning of Period	-

Cash - End of Period	$10,500

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of these financial statements.

SUN OPPORTUNITY I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies

Organization

Sun Opportunity I, Inc. (“the Company”) was organized on January 12, 2007 in the State of Nevada. The Company was formed as a vehicle to acquire or merge with a target business or company in a business combination. The Company has selected June 30 as its fiscal year.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.

Cash and Cash Equivalents

The Company considers all highly-liquid investments, including cash and money market funds, purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the accrual method of accounting.

Advertising Costs

Advertising costs will be charged to operations when incurred. The Company did not incur any advertising costs during the period ended June 30, 2007.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share, as the effect of potentially dilutive securities (0 options and 10,000,000 warrants) are anti-dilutive.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

SUN OPPORTUNITY I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and notes payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

Research and development costs will be charged to expense as incurred. The Company did not incur any research and development costs during the period ended June 30, 2007.

Recently Enacted Accounting Standards

SFAS 157

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for the Company’s year end 2008, although early adoption is permitted. The Company currently has considered the effect of SFAS 157 on its financial statements to be not material.

NOTE 2 - Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no revenues, incurred a net loss of $1,188 for the period January 12, 2007 (inception) to June 30, 2007 and at June 30, 2007 had a working capital deficiency of $6,188. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During the period January 12, 2007 (inception) to June 30, 2007 the Company relied for its financing on its President/CEO. In addition, the Company successfully obtained external financing through the private sale of its common stock and C Warrants.

SUN OPPORTUNITY I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Going Concern (Continued)

During the period ended June 30, 2007, the Company:

•	Received $15,500 in loans from its President/CEO.

•	Raised an aggregate of $10,000 through the private sale of the Company’s common stock and C Warrants.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. The Company currently intends to raise net proceeds of approximately $270,000 through an offering of a maximum of 300,000 shares of its common stock along with 1,500,000 A Warrants with an exercise price of $1 per share and 1,500,000 B Warrants with an exercise price of $2 per share, as a unit with each unit consisting of one share of common stock, five A Warrants and five B Warrants. There can be no assurances that the Company will be able to raise the additional funds it requires.

NOTE 3 - Deferred Offering Costs

In connection with the proposed offering, the Company has incurred various costs, which were classified as deferred offering costs. In the current period these represent professional fees. These costs will be charged against additional paid-in capital when the proposed offering costs or will be expensed if the proposed offering is not completed.

NOTE 4 - Note Payable - Related Party

Note payable to the Company’s President is payable May 15, 2008 or on demand and bears interest at 12% per annum. Interest expense for the period ended June 30, 2007 was $238.

NOTE 5 - Stockholders’ Equity

Common Stock

On June 15, 2007 the Company sold 4,500,000 shares of common stock and 4,500,000 C Warrants, for $4,500 to the Founder of the Company.

On June 26, 2007 the Company sold 5,500,000 shares of common stock and 5,500,000 C Warrants, for $5,500 to private investors.

SUN OPPORTUNITY I, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - Stockholders’ Equity (Continued)

Warrants

The Company has reserved for future issuance up to (i) 1,500,000 redeemable “A Warrants”, each of which shall be exercisable into one share of Company common stock at an exercise price of $1 per share, with a term of three years and redeemable by the Company at its option for par value, and (ii) 1,500,000 “B Warrants”, each one of which shall be exercisable into one share of Company common stock, with an exercise price of $2 per share, a “blocker” provision at 4.99% and a three year term. In addition, the Company has issued 10,000,000 “C Warrants” each one of which shall be exercisable into one share of Company common stock at an exercise price of $.50 per share, with a term of five years, a “blocker” provision at 4.99% and cashless exercise provisions and such other terms and conditions as the officer of the Company deems necessary and reasonable.

Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 6 - Related Party Transactions

The Company is occupying the premises of its President rent-free. The value of such rent is immaterial.

RIGHT TO PROSPECTUS DELIVERY

Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the shares, whether or not they are participating in the distribution, may be required to deliver a prospectus to purchasers of our common stock. This is in addition to the obligation of a dealer to deliver a prospectus when acting as an underwriter to their unsold allotment or subscription.

You should rely only on the information contained in this prospectus. Sun has not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

SUN OPPORTUNITY I INC.

23,300,000 Shares of Common Stock, 1,500,000 A Warrants, 1,500,000 B Warrants and 10,000,000 C Warrants
(Maximum)

COMMON STOCK

Prospectus

Pond Equities

__________, 2007

Until _________, 2007, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our bylaws and articles of incorporation provide that our officers and directors are indemnified to the fullest extent provided by the Nevada Revised Statutes ("NRS").

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. The NRS excepts from that immunity (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Sun pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company has not purchased insurance for the directors and officers which would provide coverage for their acts as an officer or director of the Company.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION.

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission
Registration Fee	$3,349.10
Legal Fees	$37,500
Accounting Fees	$15,000
Printing and Engraving	$5,000
Blue Sky Qualification Fees and Expenses	$15,000
TOTAL	$75,849.10

(All expenses are estimated except for the Securities and Exchange Commission Fee).

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In connection with its formation, the Company issued 10,000,000 shares of its common stock in June 2007 to insiders for an aggregate consideration of $10,000.

All securities issued by the Company prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. Such transactions did not involve a public offering of Securities. Investors who purchased securities in the private placement had access to information on the Company necessary to make an informed investment decision. The Company has been informed that each shareholder is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold unless they are registered or are qualified for sale pursuant to an exemption from registration. The transfer agent and registrar of the Company will be instructed to mark "stop transfer" on its ledger to assure that these securities will not be transferred absent registration or an exemption from registration is determined.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

All purchasers represented in writing that they acquired the securities for their own accounts and not with the view to, or for resale in connection with, any distribution. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27. EXHIBITS

1.1	Engagement Letter between Sun Opportunity I Inc. and Pond Equities

3.1	Certificate of Incorporation (Nevada)

3.2	By-Laws

4.1	Specimen Certificate of Common Stock

5.0	Opinion of Counsel, including Consent

10.1	Form of Escrow Agreement

10.2	Subscription Agreement

10.3	Form of A. B and C Warrants

10.4	Form of Underwriting Agreement with Pond Equities

23.1	Independent Auditors’ Consent

ITEM 28. UNDERTAKINGS

The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Sun Opportunity I Inc. to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on _____ __, 2007.

Sun Opportunity I Inc.

BY:	/s/ Martin Chopp
Martin Chopp, CEO ,CFO and Sole Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Martin Chopp

Martin Chopp, CEO, CFO and Sole Director

Dated ____ , 2007
(Principal Executive, Financial and Accounting Officer and Sole Director)